UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 5, 2021, iMedia Brands, Inc. (the “Company”) became a party to a Limited Liability Company Agreement (the “LLC Agreement”) for TCO, LLC, a Delaware LLC newly created to operate a joint venture (the “Joint Venture” or “JV”) between the Company and LAKR Ecomm Group LLC (“LAKR”). LAKR is a newly formed company indirectly owned by Invicta Media Investments, LLC and Retailing Enterprises, LLC. The Joint Venture will operate TheCloseout.com, an online marketplace that was previously owned by Invicta Media Investments and Retailing Enterprises. The initial Board of Directors of the Joint Venture includes Tim Peterman, the Chief Executive Officer and a director of the Company, Landel Hobbs, the Chairman of the Board of the Company, and Eyal Lalo, a director of the Company. The Company’s proxy materials for its 2020 Annual Meeting, filed on June 1, 2020, set forth additional information regarding the Company’s relationships with Invicta Media, Retailing Enterprises and Mr. Lalo. Such relationships are set forth at “Certain Relationships and Related Transactions” therein, which is hereby incorporated by reference herein.

Under the LLC Agreement, the Company will act as the controlling member. Mr. Peterman and Mr. Hobbs, as the designees of the Company, will lead the Joint Venture, with certain significant corporate actions requiring the consent of both members. Mr. Peterman will be the Chairperson of the Joint Venture. Distributions of available cash may be made to the members at the discretion of the Joint Venture’s board of managers. In addition, beginning on February 5, 2026 and recurring every 12 months thereafter, the Company will have the right, but not the obligation, to acquire LAKR’s interest in the Joint Venture at a value determined based on financial benchmarks set forth in the LLC Agreement.

In connection with the entry into the Joint Venture, the Company contributed assets in the form of inventory valued at $3,570,000 in exchange for a 51% interest in the JV, and LAKR contributed assets in the form of inventory, intellectual property, and cash valued at $3,430,000 in exchange for a 49% interest in the JV. The Company also entered into a Loan and Security Agreement with the Joint Venture, pursuant to which the Joint Venture may borrow up to $1,000,000 from the Company on a revolving basis pursuant to a promissory note bearing interest at the London Interbank Offered Rate (LIBOR) (as determined and published from time to time) plus four percent (4%), provided that the floor of such interest rate is 4.25%. The promissory note is payable on demand by the Company, may be voluntarily prepaid at any time, and must be repaid prior to the Joint Venture making any distributions, other than advances for tax withholdings, to its members.

Each of the Company and LAKR has also entered into a services agreement with the Joint Venture, pursuant to which they would provide certain corporate and administrative services to the Joint Venture. The initial service fee payable by the Joint Venture to LAKR is $800,000 for the first year which will be renegotiated each year thereafter. LAKR will perform services including merchandising, marketing, online operations, and customer service. The initial annual service fee payable by the Joint Venture to the Company is 5% of the JV’s revenues plus actual shipping costs and expenses. The Company will perform services including 3PL, financial reporting, accounting, and forecasting.

The LLC Agreement, contribution agreements and service agreements contain additional representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summary of the LLC Agreement and related documents are qualified in its entirety by reference to Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 that are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On February 9, 2021, the Company issued a press release disclosing its preliminary results of operations and financial condition for the Company’s fourth fiscal quarter and fiscal year ended January 30, 2021. The press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Limited Liability Company Agreement, dated February 5, 2021, among the Company, LAKR Ecomm Group LLC and TCO, LLC
10.2	Contribution Agreement, dated February 5, 2021, by and between the Company and TCO, LLC
10.3	Shared Services Agreement, dated February 5, 2021, by and between the Company and TCO, LLC
10.4	Loan and Security Agreement, dated February 5, 2021, by and between the Company and TCO, LLC
10.5	Demand Promissory Note, dated February 5, 2021, issued by the Company to TCO, LLC
99.1	Press release issued by the Company on February 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2021	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman Chief Executive Officer and Interim Chief Financial Officer